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                                                                      EXHIBIT 99

                 INFINIUM SOFTWARE, INC. CORPORATE INFORMATION

EXECUTIVE OFFICERS

ROBERT A. PEMBERTON
Chairman of the Board

FREDERICK J. LIZZA
President and Chief Executive Officer

JOHN W. BAUMSTARK
Senior Vice President, Field Operations

DANIEL J. KOSSMANN
Chief Financial Officer, Vice President and Treasurer

ANNE MARIE MONK
General Counsel, Vice President, Secretary and Clerk

FRANCIS J. TORBEY
Senior Vice President, Application Development

STOCK LISTING
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Nasdaq National Market Trading Symbol: INFM

INTERNET
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Additional corporate information is available on World Wide Web
http://www.infinium.com

ANNUAL MEETING
-----------------
The Annual Meeting of Stockholders of the Company will be held on Friday, February 6, 1998 at 4:00 p.m., local time, at the Tara Hyannis Hotel & Resort located at the West End Circle, Hyannis, Massachusetts

TRANSFER AGENT
----------------
BankBoston, N.A. c/o Boston EquiServe, LP
Post Office Box 8040
Boston, Massachusetts 02266-8040

INDEPENDENT AUDITORS
----------------------
Price Waterhouse LLP
160 Federal Street
Boston, Massachusetts 02110

DIRECTORS

ROBERT A. PEMBERTON
Chairman of the Board,
Infinium Software, Inc.

FREDERICK J. LIZZA
President and Chief Executive Officer,
Infinium Software, Inc.

R. STEPHEN CHEHEYL
Director,
Auspex Systems, Inc., ON Technology Corporation and Sapient Corporation

MANUEL CORREIA
Executive Vice President and Chief Operating Officer,
CoWare, Inc.;
Director,
C.ATS Software Inc.

ROLAND D. PAMPEL
Director,
Peritus Software, Inc.;
Director,
Cayenne Software, Inc.

ROBERT P. SCHECHTER
President, Chief Executive Officer and Director,
Natural MicroSystems Corporation;
Director,
MRS Technology, Inc. and Raptor Systems, Inc.

COUNSEL
--------
Hill & Barlow
100 Oliver Street
One International Place
Boston, Massachusetts 02110
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                        INFINIUM SOFTWARE, INC. OFFICES

CORPORATE HEADQUARTERS
-------------------------
Infinium Software, Inc.
25 Communications Way
Hyannis, MA 02601
Telephone: (508) 778-2000

REGIONAL OFFICES
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ATLANTA
Two Ravinia Drive
Suite 800
Atlanta, GA 30346
Telephone: (770) 392-6090

BOSTON
1000 Winter Street
Suite 4200
Waltham, MA 02154
Telephone: (781) 684-4545

CHICAGO
One Tower Lane
25th Floor, Suite 2500
Oakbrook Terrace, IL 60181
Telephone: (708) 573-0711

DALLAS
The Infomart
1950 Stemmons Freeway
Suite 5001
Dallas, TX 75207
Telephone: (214) 800-8855

HOUSTON
Coastal Tower
9 Greenway Plaza
Houston, TX 77046
Telephone: (713) 621-6060

LOS ANGELES
2010 Main Street, Suite 300
Irvine, CA 92614
Telephone: (714) 851-0490

LOUISVILLE
The Summit
4350 Brownsboro Road
Suite 200
Louisville, KY 40207
Telephone: (502) 893-8833

FOREIGN OFFICES
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CHATHAM MARITIME
Infinium Open Systems Limited
Montague Place
Quayside
Chatham Maritime
Kent, ME4 4QU
Telephone: 44 634 895 000

LONDON
Infinium Software Limited
Crosby House
Unit A Meadowbank
74 Furlong Road, Bourne End
Buckinghamshire SL8 5AJ
Telephone: 44 628 850 850

PARIS
Infinium Software France
Tour Arago
5 Rue Bellini 92806
Puteaux Cedex
Telephone: 33 46 96 07 55

SINGAPORE
Infinium Software Asia/Pacific
10 Science Park Road,
#02-01, The Alpha
Singapore Science Park II
Singapore 117684
Telephone: 65 778 7337

TORONTO
Infinium Software Canada
90 Allstate Parkway
Markham, Ontario L3R 6H3
Telephone: (905) 940-3665